Exhibit 99.4
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Hercules Water Technologies average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2006	2007	2008	2009	2010
January	1.554	3.038	3.351	7.014	7.320
February	1.679	3.064	3.403	7.206	7.106
March	1.475	2.797	3.613	6.422	6.967
April	1.938	3.299	3.767	6.945	6.121
May	1.554	3.079	3.662	7.075	7.146
June	1.912	3.193	4.022	6.959	7.255
July	3.046	3.238	3.720	7.260	7.266
August	2.793	4.209	3.251	7.203	6.794
September	3.310	4.420	3.598	7.314	7.630
October	2.677	3.077	3.090	6.737	6.843
November	2.853	3.467	5.994	7.911	7.633
December	3.297	3.445	6.640	6.895	7.347

*NOTE:  Information from October 2008 and prior does not include the Paper Technologies and Ventures operations of Hercules acquired on November 13, 2008.  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.  In May 2006 Ashland acquired the water treatment business of Degussa AG.